EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

The Company (directly or indirectly) owns the following subsidiaries:

         - Versatel Telecom Europe B.V.
         - Versatel Telecom Netherlands B.V.
         - Versatel Telecom Belgium N.V.
         - Bizztel Telematica B.V.
         - CS Net B.V.
         - CS Engineering B.V.
         - Numedi Net N.V. (70% owned by the Company)
         - Amstel Alpha B.V.
         - SpeedPort N.V.
         - Glabana U.S.A., Inc.
         - 7-klapper Beheer B.V.
         - VuurWerk Internet B.V.
         - VuurWerk Access B.V.
         - ITinera Services N.V.
         - Svianed B.V.
         - Zon Netherlands N.V. (90% owned by the Company)
         - VEW Telnet GmbH
         - Versatel Deutschland Holding GmbH
         - Versatel Deutschland Verwaltungs GmbH
         - KomTel GmbH (80% owned by the Company)
         - Klavertel N.V.
         - Compath N.V.
         - Keys-Tone Communications N.V.
         - MMDI N.V.
         - Versatel Internet Group N.V.
         - Versatel Internet Group Germany GmbH
         - Versatel Internet Group Belgium N.V.